Form 4 Joint Filer Information

Name: 	Steven B. Sands

Address:	90 Park Avenue
		New York, New York

Designated Filer: Eye of the Round, LLC

Issuer & Ticker Symbol: Steakhouse Partners, Inc. (STKP.PK)

Date of Event
  Requiring Statement: 1/31/2005

Signature:		/s/ Steven B. Sands (By Alexandria A.
			McGuire by Power of Attorney)
			Steven B. Sands